EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 19, 1998 which appears on page 22 of Kulicke and Soffa Industries, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1998.



/s/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
December 22, 1998


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